UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       January 30, 2004 (February 1, 2004)
                Date of Report (Date of earliest event reported)

                               Baron Capital Trust
              Exact name of registrant as specified in its charter

          Delaware                   333-35063                   31-1574856
State or other jurisdiction    Commission File Number           IRS Employer
      of incorporation                                        Identification No.

                               Baron Capital Trust
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                Address of principal executive offices, zip code

                                 (863) 853-2882
                         Registrant's telephone number,
                               including area code


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Item 5. Other Events and Regulation FD Disclosure

Effective February 1, 2004, all 24 real estate limited partnerships affiliated with third parties will terminate their property management agreements with Barcap Realty Services Group, Inc. ("Barcap"), the taxable REIT subsidiary of Baron Capital Trust (the "Trust"). Prior to the termination, Barcap managed 24 residential apartment properties comprised of 1,746 units for the partnerships in exchange for a property management fee. Seventeen of the properties are controlled by affiliates of Styles Holdings II, Inc., a Florida corporation controlled by Paul C. Steinfurth. Prior to the termination, the Trust managed 24 properties (comprised of 1,412 residential apartment units) for limited partnership subsidiaries of Baron Capital Properties, L.P. (the Trust's operating partnership (the "Operating Partnership")) that own record title to or subordinated debt interests in such properties. (The Trust, the Operating Partnership and Barcap are collectively referred to hereinafter as the "Company").

Also effective February 1, 2004, Robert L. Astorino will resign as Chief Executive Officer of the Trust and the Operating Partnership to operate his own property management company and to pursue other business interests. Mr. Astorino's company, St. Armands Partners, L.L.C. ("SAP"), a Florida limited liability company, will take over property management operations for all of the third party-owned properties previously managed by Barcap. In addition, during a transition period of up to 90 days, SAP will manage the properties in which subsidiaries of the Operating Partnership own equity or subordinated debt interests. SAP will be compensated for its property management services. Four additional employees of the Company have resigned to join Mr. Astorino's company, including all three of the Company's area property managers and the executive assistant responsible for supervising payroll and benefits.

During the transition period, the Board of Trustees of the Trust and remaining management members will manage the Company's day-to-day business, and the Board will appoint a new Chief Executive Officer and determine whether the Company will self manage its properties or outsource property management operations to SAP or one or more other qualified property management companies.

In 2003, the management of properties for third party owners accounted for approximately $500,000 of revenue for the Company, and was expected to exceed that amount in 2004. The loss of the third party property management revenue is expected to have a material adverse effect on the short-term financial condition of the Company. However, management currently believes that the Company may be able to realize significant cost savings over time with no material adverse effect on property operations.

The Trust and the Operating Partnership have not yet filed their Form 10-QSB's for the three-month period ended September 30, 2003, which were due on November 14, 2003, but they expect to do so in February 2004.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BARON CAPITAL TRUST

Date: January 30, 2004                      By: /s/ J. Stephen Miller
                                                ---------------------------
                                                J. Stephen Miller
                                                Vice President - Accounting